Exhibit 99.1

Q4 & FY 2009 Earnings Call Wednesday February 24, 2010 10:00 a.m. ET Dial In: (877) 531-2989 (US) (612) 332-0637 (International) Passcode: 145795

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of February 24, 2010, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Fourth Quarter and Full Year 2009 results issued on February 23, 2010, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2008 Form 10-K and on the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2009. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department. 2

Non-GAAP Measures Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: 3 • Same Store Revenue Growth • Adjusted SGA Rental Related Revenue • Adjusted DOE • Equipment Rental and • Corporate Restricted Cash Per Transaction (RPT) Car Rental Rate Revenue • Total Net Debt Transaction Day (RPD) and Car Rental Rate Revenue Per • Net Fleet Debt • Car Rental Rate Revenue, • Net Corporate Debt Flow After Fleet Growth • Levered After-Tax Cash • Adjusted Diluted Earnings Per Share Flow Before Fleet Growth • Adjusted Net Income • Levered After-Tax Cash • Adjusted Pre-Tax Income • Total Net Cash Flow • Corporate EBITDA with Fleet Debt • Restricted Cash Associated • EBITDA

Agenda Industry & Strategic Overview Mark Frissora, Chairman and CEO Financial & Operating Results Overview Elyse Douglas, Executive VP and CFO Outlook Mark Frissora, Chairman and CEO Question & Answer Session 4

Consolidated Financial Results Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. 5 $593.1 $733.4 $1,767.0 $29.8 Total net cash low $167.7 $183.4 $430.5 $5.3 Levered after-tax cash flow after fleet growth 325.5 407.7 325.5 407.7 Adjusted diluted number of shares outstanding $0.42 $0.29 ($0.22) $0.06 Adjusted diluted earnings / (loss) per share 12.9% $1,100.2 13.8% $979.9 6.5% $116.9 12.7% $221.0 Corporate EBITDA 1.6% $135.7 1.6% $116.6 -4.1% ($73.0) 1.3% $22.5 Adjusted net income / (loss) 2.8% $237.2 2.8% $198.9 -5.8% ($103.7) 2.3% $39.2 Adjusted pre-tax income / (loss) % of Rev FY 2008 % of Rev FY 2009 % of Rev Q4 2008 % of Rev Q4 2009 Non-GAAP $2,544.2 $1,775.0 $614.3 $516.3 Net cash provided by operating activities 322.7 371.5 323.0 410.0 Weighted average number of diluted shares outstanding ($3.74) ($0.34) ($3.77) ($0.08) Diluted earnings / (loss) per share -14.1% ($1,206.7) -1.8% ($126.0) -68.1% ($1,218.0) -1.8% ($30.9) Net income / (loss) -16.2% ($1,382.8) -2.4% ($171.0) -80.8% ($1,446.2) -3.9% ($67.4) Pre-tax income / (loss) $8,525.1 $7,101.5 $1,788.7 $1,740.7 Revenue % of Rev FY 2008 % of Rev FY 2009 % of Rev Q4 2008 % of Rev Q4 2009 GAAP ($ in millions, except per share calculations)

Full Year 2009 Operating Review Total cost savings $760 million, exceeded $620 million target Demonstrated fleet, labor & location flexibility WWRAC fleet reduced by 9.7%; transaction days down 8.0% Added Advantage leisure brand to augment diversified portfolio Already gained 1% of U.S. airport market share since April acquisition Acquired equipment rental assets in less-cyclical industrial markets Invested in technology to enhance customer experience while reducing costs Refinanced $3.2 bln of U.S. fleet debt early, at favorable rates & terms Raised $990 mln of capital through convertible debt & equity transaction Worldwide RAC customer satisfaction score +20% in 2009 over 2008 6

Q409 Consolidated Highlights 7 Consolidated Q409 revenue decline moderated to -2.7% vs. -15.7% Q309 Strong Christmas leisure demand Recovering corporate travel volumes Growth in off-airport products: leisure, monthly, insurance replacement Stabilizing volume trends in equipment rental (HERC) end markets Industry leading cost management Q409 cost savings (Lean Six-Sigma) = $224 million Adjusted direct operating expense down 430 bps from Q408 Adjusted SGA down 860 bps year-over-year Improved quarterly profit margins Adjusted pre-tax margin: 2.3%, up from negative 5.8% in Q408 Corporate EBITDA margin: 12.7%, up from 6.5% in Q408

Q409 U.S. Rent-A-Car 8 U.S. RAC – Airport Leisure RPD +9.6% (largest airport segment) +2.5% rental rate revenue, driven by +7.1% off-airport rental rate revenue Recovering corporate travel revenue, improving monthly since Aug. 2009 Q409 corporate revenue: -7.0% vs. lows of -26% experienced earlier in 2009 December 2009 corporate revenue +1.3% +1.8% in revenue per day (RPD), driven by: PRICING: Airport leisure pricing +9.6% MIX: Off-airport transaction days +8.0% Airport transaction days -2.6% Fleet right-sized for demand 1.1% increase in revenue per vehicle Fleet size proportionate with increase in transaction days Used car residuals @ normal levels, strength expected to continue Improved profit margins 10.7pps increase in adjusted pre-tax margin from Q408 only 0.5pps lower than Q407 margin on 11.5% less revenue Double-digit increase in Corporate EBITDA margin from Q408

Q409 U.S. RAC Revenue Mix by Category On-Airport 73% of US RAC revenue Off-Airport 27% of US RAC revenue Q409 Avg. Daily Rate $44.45 $48.80 $30.00 $26.59 $24.86 $39.88 9

Europe Rent-A-Car Q409 10 Europe’s economy slowly improving, but still fragile Corporate RPD positive yoy for first time in 2009 Europe Rent-A-Car demonstrated outstanding cost management Streamline & consolidate regional operations Centralize work functions Delayer organizational structure Reduced adjusted DOE & SGA by 9.9% in Q409 vs. prior year Improved monthly net depreciation per unit by 17.5%, due in part to stabilizing used car residuals Adjusted pre-tax income up 15.8 pps on 7.2% rental rate revenue decline

Q409 Hertz Equipment Rental (HERC) 11 HERC Corporate EBITDA Margins Worldwide Hertz Equipment Rental Volume down 24.2%, improved +450bps from Q309 Pricing down 9.5% due to excess fleet and competitor discounting Focused on profitable expansion National accounts; Yield management Pockets of recovery: Florida (commercial construction) & Canada (industrial) Entered JV with Dayim Holdings of Saudi Arabia (construction & petro-chem) Maintained industry-leading Corporate EBITDA margin of 40.5% Q1:10 will be lower, most difficult quarter of year

Diversified Growth Strategies Connect by Hertz – hourly / urban New locations opened in Madrid & Berlin 5 new universities added in Q409, now available at 17 schools U.S. pre-paid rentals - value conscious $18.2 million in revenue Q409 $81.9 million in revenue since Dec ‘08 launch Advantage Rent-A-Car - leisure segment +$100 million run rate revenue for 2009 (acquired 4/09) Profitable with 25 top leisure airport locations Achieved 1% U.S. airport market after 8 months in operations Off airport – leisure, local business, monthly, ins. replacement 11% share in $10 billion domestic market Multi-month rentals (leasing alternative) +24.2% in revenue Q409, +14.4% FY09 Insurance replacements revenue +12%, represents 25% of total off-airport Yield Management Up-selling: car classes, DVD players, ski racks, child seats 15% increase in Q409 ancillary revenues, program being initiated off airport 12 TOTAL MOBILITY SOLUTIONS PROVIDER

Q409 Consolidated Financial Results

($ in millions, except per share calculations)

Non-GAAP	Q4 2009	% of Rev	Q4 2008	% of Rev
Adjusted pre-tax income / (loss)	$39.2	2.3%	($103.7)	-5.8%
Adjusted net income / (loss)	$22.5	1.3%	($73.0)	-4.1%
Corporate EBITDA	$221.0	12.7%	$116.9	6.5%
Adjusted diluted earnings / (loss) per share	$0.06		($0.22)	
Adjusted diluted number of shares outstanding	407.7		325.5	
Levered after-tax cash flow after fleet growth	$5.3		$430.5	
Total net cash low	$29.8		$1,767.0	

- Q409 **adjusted pre-tax income +138%, margin +800 bps,** Total revenue -2.7% yoy

GAAP Diluted Weighted Average Shares Outstanding @ 12/31/07	325.5 A	(Non-GAAP used for 2008)
GAAP Diluted Weighted Average Shares Outstanding @ 12/31/08	322.7	(Non-GAAP shares originally used for 2009)
Equity Offering in 2009	85.0	
Non-GAAP Adjusted Diluted Number of Shares Outstanding @ 12/31/09	407.7 B	(Non-GAAP used for 2009)
B-A =	82.2	

- 82.2 million more shares, mainly due to May equity offering

- Adjusted DOE and SG&A lower by **4.3% and 8.6%** yoy, respectively in Q409
  - Focus on aligning operations to market conditions
  - 25% lower damage costs in worldwide rental car
  - process efficiencies drove 8% lower corporate staffing levels
  - 4.2% higher labor productivity in the quarter (total company rental revenue per employee)
  - Europe VAT refund reduced direct operating and interest expense by $8.2mm and $10.3mm, respectively

Hertz

13

FY09 Consolidated Financial Results Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. FY09 adjusted pre-tax income decreased $38.3mln on $1.4bln revenue decline Adjusted diluted EPS beats guidance due to: Greater that expected RAC demand Offset expected weakness in equipment rental 14 $593.1 $733.4 Total net cash low $167.7 $183.4 Levered after-tax cash flow after fleet growth 325.5 407.7 Adjusted diluted number of shares outstanding $0.42 $0.29 Adjusted diluted earnings / (loss) per share 12.9% $1,100.2 13.8% $979.9 Corporate EBITDA 1.6% $135.7 1.6% $116.6 Adjusted net income / (loss) 2.8% $237.2 2.8% $198.9 Adjusted pre-tax income / (loss) % of Rev FY 2008 % of Rev FY 2009 Non-GAAP ($ in millions, except per share calculations) $0.21 - $0.23 Adjusted Diluted EPS $950 -$960 mln Corporate EBITDA $155 - $165 mln Adj. Pre-Tax Income $7.0 - $7.1 bln Revenue Full Year 2009 Guidance

Rent-A-Car Stats 15 2.7% -10.4% 1.2% -8.0% -1.4% -9.4% Worldwide 1.9% -10.0% 3.5% -8.3% 1.5% -6.9% Other Int'l 0.7% -11.2% -0.9% -10.5% -1.6% -11.9% Europe 3.5% -10.2% 1.9% -7.1% -1.6% -8.5% US RAC Length (Days) Transactions Revenue Per Transaction Transaction Days RPD Rental Rate Revenue FY09 vs FY08 -0.5% -1.4% 0.9% -1.9% 1.4% -0.5% Worldwide 0.2% -8.5% 5.9% -8.3% 5.7% -3.1% Other Int'l -0.1% -6.6% -0.7% -6.7% -0.6% -7.2% Europe -0.2% 0.9% 1.6% 0.7% 1.8% 2.5% US RAC Length (Days) Transactions Revenue Per Transaction Transaction Days RPD Rental Rate Revenue Q409 vs Q408

Q4 & FY09 Worldwide Rent-A-Car 16 Q409 Adjusted pre-tax margin: 6.6% or on 3.4% higher revenue (flat excl. FX) Improved leisure demand in U.S. & EU RAC Reduced total adjusted DOE & SGA by 1% yoy Fleet depreciation & interest 17.6% lower yoy Corporate EBITDA: +$153.2 mln, 8.0% margin Table 3 press release FY09 Revenue declined $879.2mm; adjusted pre-tax profit increased $176.2 mln Revenue lower by 12.8% yoy; down 10.5% in constant currency 7.8% adjusted pre-tax margin vs. 4.2% in 2008 & 8.7% in 2007 Total adjusted DOE & SGA 14.3% lower than 2008 Fleet depreciation & interest 18.9% lower 9.4% Corporate EBITDA margin, or $157.3 mln profit improvement

Rent-A-Car Fleet Efficiency Fleet efficiency: % of days car is rented compared with avg. number vehicles available to rent. Formula: ((Annualized Transaction Days / 365) / Average Fleet)) 17 Average Worldwide Fleet, units FY09 Worldwide fleet efficiency up 140 bps to 78.4% Q409 refreshed fleet with favorable OEM deals Q409 return of corporate (shorter length) traveler Strategic fleet management & planning Increasing use of non-auction sales channels Dealer-direct now 18% of all U.S. risk car sales, up from 2% in FY07 U.S. auction sales 67% of total FY09 vs. 85% in FY07 Retail / online auction -- cars on rent up until the day purchased Worldwide RAC Fleet Efficiency

Rent-A-Car Fleet Depreciation 18 US RAC Monthly Depreciation Per Car Worldwide monthly rental car net depreciation continues to improve Q409: down 10.1% yoy, FY09: down 3% yoy Q409 U.S. monthly rental car net depreciation down 14% yoy, FY09 down 4.3% Strategic fleet management strategy lowers 2010 fleet life-cycle holding costs Higher-return used-car channels; 33% of Q409 U.S. risk cars sold outside auction Europe’s monthly net depreciation per car improved 17.5% in Q409 vs. Q408 FY09 monthly net depreciation increased by 6.7% yoy - Impacted by government new-car incentive programs & slower economic recovery -14% 9.5 9.2 Average Age (months) Total Fleet 66% 68% Risk % Worldwide 9.0 11.1 Average Age (months) Total Fleet 71% 71% Risk % International 9.7 8.5 Average Age (months) Total Fleet 64% 67% Risk % US Q408 Q409 Fleet Age & Mix

Hertz Equipment Rental (HERC) Q409 revenue -26.1% yoy, better than Q309 -35.2% Pricing still pressured: -9.5% vs. -8.6% in Q309 Volume trends improving: -24.2% vs. -28.7% in Q309 Revenue diversification strategy Strategic acquisitions in industrial markets Entertainment & Energy Services RAC off-airport facilities at HERC locations Focused cost management Work hours reduced, furloughs mandated Closed or consolidated net 23 underperforming locations in ‘09 Continued roll out of Lean Six Sigma cost savings programs Q409 adjusted pre-tax margin +9.4% On 26.1% revenue decline 19 Total HERC Locations Total HERC Headcount -20% - 6% 30.2% 31.2% 34.6% Fragmented 19.7% 22.8% 23.9% Industrial 50.1% 46.0% 41.5% Construction Q407 Q408 Q409 North America Revenue Diversification

HERC Fleet Residuals (Dec. ‘09 OLV Rouse Data): +1.6% from 11/09 Average fleet age: 45 months, +2.5 months from Q309 Purchase new equipment in 2010 as commercial construction begins recovering FY09 Adjusted pre-tax income margin: 6.9% FY09 Corporate EBITDA margin 41.3% 20 WW HERC Fleet Size ($ in millions) ($ in millions)

WW HERC Fleet 21 ($591.5) ($399.4) ($196.5) ($56.4) Disposals (1st Cost Basis) (Table 6: "Equipment rental fleet growth capital expenditures") ($492.7) ($343.4) ($215.1) ($58.2) Fleet Capex, net $2,147.2 $1,811.5 $2,147.2 $1,811.5 Ending Fleet (Table 6: "Equipment rental maintenance capital expenditures, net") (312.3) (294.4) (80.3) (65.8) Depreciation, net (447.6) (137.6) (160.6) (21.9) Disposals 267.3 88.6 25.8 29.5 Additions $2,639.9 $2,154.9 $2,362.3 $1,869.7 Beginning Fleet FY08 FY09 Q408 Q409 ($ in millions) WW HERC Fleet Change (net book value basis)

2010 Refinancing Update U.S. Completed Maturities Growth $5.0 $0.8 $4.2 $2.1 $1.2 Estimated 2010 Refinancing Needs U.S. Amend & Extend 2009 ABS $1.7 Remaining 2010 Need ($ in billions) International Opportunities Asset backed securitization Secured bond offering Revolving asset-based loan Leasing structure 22

Interest Expense

2010 total interest expense expected to be ~$90 to $110 mm higher vs. 2009

- Increase in rates as we refinance balance of the fleet debt
- Full year's interest impact from May 2009 convertible debt issuance
- Higher fleet debt to fund growth in rental car fleet to meet expected demand
- Increase in floating base rates, such as LIBOR

Q409 Interest Expense Bridge

Net Fleet Interest	*($ in millions)*
Q408 net fleet interest expense	**$148.4**
Reduced car rental fleet levels	-
Lower LIBOR rates	-
Interim paydown of fleet debt	-
Prefunding of 2006 ABS notes ahead of maturity	+
Q409 net fleet interest expense	**$99.9**
Net Corporate Interest	
Q408 net corporate interest expense	**$80.0**
Smaller HERC fleet, less ABL borrowings	-
$150 mln HY note buybacks	-
Lower LIBOR rates	-
Issuance of convertible debt in May 2009	+
VAT Refund	+
Q409 net corporate interest expense	**$70.3**

Global fleet debt advance rates expected to be lower by 9 pts vs. December 2009

Hertz

23

Restructuring | Taxes Restructuring & restructuring-related charges $34.5 million Q409 of which $26.1 million was cash Severance expense, location closing costs, loss on surplus fleet sale $153.3 million in FY09 vs. $242.5 million in FY08 Anticipate less than $50 million in restructuring expenses for 2010 Q409 cash taxes paid: $10.6 million vs. $10.8 in Q408 FY09 effective tax rate of 34.9% FY09 cash taxes paid were $31.3 million vs. $33.4 million a year earlier. 2010 cash taxes expected to be $40 to $47 million in 2010, higher due to improved profits Annual adjusted tax rate assumed = 34% 24

Corporate Covenants Full compliance with all corporate covenants 3.85x (Max 5.00x) on consolidated leverage ratio 3.16x (Min 2.25x) on interest coverage ratio NOTE: Covenant calculations do not include Convertible Notes issued under Hertz Global Holdings in May 2009, since covenants only apply to The Hertz Corporation results. 25 Corporate Debt Covenants 2009 2010 - 2012 Q4 Q1 Q2 Q3 Q4 Leverage Ratio (Max) 5.00x 4.75x 5.25x 5.25x 4.75x Interest Coverage Ratio (Min) 2.25x 2.25x 2.00x 2.00x 2.25x

Corporate Liquidity @ 12/31/09 ($ in millions) Unrestricted Cash: $ 986 Corporate Revolver: 925 Corporate Liquidity: $1,911 Cash Flow & Liquidity 26 ($ in millions) Net Corporate Debt Levered Cash Flow Less car sales in Q409 vs. Q408 Defleeted modestly due to higher demand Investing to refresh fleet Reduced net corporate debt by $900+ million since Q406 Levered After-Tax Cash Flow After Fleet Growth Q4 09 Q4 08 Change 5.3 $ 430.5 $ (425.2) $ FY 09 FY 08 Change 183.4 $ 167.7 $ 15.7 $ End of Period Fleet Level Q308 Q408 Change 426,476 374,931 (51,545) Q309 Q409 Change 420,067 407,737 (12,330)

Current Trends & Outlook 27 The International Monetary Fund expects 2010 to be a year of transition and modest growth, reflecting a 3% gain in U.S. GDP. IMF forecasts less than 1% growth in Europe this year; in a few countries recession to continue. Pursue targeted growth initiatives and reinvest to support future expansion. Further develop global presence in India, China and the Middle East. Evaluate acquisition opportunities with attractive valuations. Maintain disciplined pricing practices and leverage power of our brands. 2H10 should benefit from easier yoy comps for equipment rental & renewal of demand for industrial equipment as deferred projects are reinitiated

2010 Guidance & Assumptions Total Revenues: $7.4 to $7.6 bln RAC revenues grow 2X GDP, U.S. improving more than Europe HERC faces most difficult quarter in Q1 with pricing pressures expected to continue Should see sequential monthly volume improvements throughout 2010 Corporate EBITDA: $1.045 to $1.06 bln Adjusted EPS: $0.37 to $0.39 Based on full year diluted share count of 410 million in 2010 Adjusted pre-tax income: $250 to $265 mln 2010 U.S. net fleet depreciation lower by 4%-5% $300 million in incremental cost savings offset: $18mm from restoration of Q209 wage cuts $5mm in reinstated 401(k) matching & tuition reimbursement $16mm from merit increase restoration in Q210 ~35% increase in global marketing $90-$110 mln increase in interest expense Adjusted pre-tax margin improvement in 2010 28

2010 Upside Opportunities Upside in volume and pricing in WW RAC and in global cost efficiencies 29 1) 1.0% of total cost base excluding net depreciation ($ in millions) 2010 Pre-tax Approximate Opportunity Guidance with 1.0% Assumptions Improvement WW RAC Pricing 0.6% $50.0 Volume (Days) 7.4% $18.0 Net Depr per Unit -4.6% $16.0 WW HERC Pricing -0.2% $10.0 Volume -2.0% $4.0 Cost Efficiencies $300.0 $54.0 (1) Total Opportunity per 1.0% Improvement $152.0

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	December 31,		of Total Revenues
	2009	2008	2009	2008
Total revenues	$1,740.7	$1,788.7	100.0%	100.0%

Expenses:
Direct operating	1,021.7	1,128.2	58.7%	63.1%
Depreciation of revenue earning equipment	463.1	535.4	26.6%	29.9%
Selling, general and administrative	153.1	173.9	8.8%	9.7%
Interest expense	182.0	232.8	10.5%	13.0%
Interest and other income, net	(11.8)	(4.3)	(0.7)%	(0.2)%
Impairment charges	—	1,168.9	—%	65.3%
Total expenses	1,808.1	3,234.9	103.9%	180.8%
Loss before income taxes	(67.4)	(1,446.2)	(3.9)%	(80.8)%
Benefit for taxes on income	39.8	232.8	2.3%	13.0%
Net loss	(27.6)	(1,213.4)	(1.6)%	(67.8)%
Less: Net income attributable to noncontrolling interest	(3.3)	(4.6)	(0.2)%	(0.3)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(30.9)	$(1,218.0)	(1.8)%	(68.1)%

Weighted average number of shares outstanding:
Basic	410.0	323.0
Diluted	410.0	323.0

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.08)	$(3.77)
Diluted	$(0.08)	$(3.77)

	Year Ended		As a Percentage
	December 31,		of Total Revenues
	2009	2008	2009	2008
Total revenues	$7,101.5	$8,525.1	100.0%	100.0%

Expenses:
Direct operating	4,084.2	4,930.0	57.5%	57.8%
Depreciation of revenue earning equipment	1,931.4	2,194.2	27.2%	25.8%
Selling, general and administrative	641.1	769.6	9.0%	9.0%
Interest expense	680.3	870.0	9.6%	10.2%
Interest and other income, net	(64.5)	(24.8)	(0.9)%	(0.3)%
Impairment charges	—	1,168.9	—%	13.7%
Total expenses	7,272.5	9,907.9	102.4%	116.2%
Loss before income taxes	(171.0)	(1,382.8)	(2.4)%	(16.2)%
Benefit for taxes on income	59.7	196.9	0.8%	2.3%
Net loss	(111.3)	(1,185.9)	(1.6)%	(13.9)%
Less: Net income attributable to noncontrolling interest	(14.7)	(20.8)	(0.2)%	(0.2)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(126.0)	$(1,206.7)	(1.8)%	(14.1)%

Weighted average number of shares outstanding:
Basic	371.5	322.7
Diluted	371.5	322.7

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.34)	$(3.74)
Diluted	$(0.34)	$(3.74)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended December 31, 2009					Three Months Ended December 31, 2008
	As				As	As			As
	Reported		Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$1,740.7		$—		$1,740.7	$1,788.7	$—		$1,788.7

Expenses:
Direct operating	1,021.7	(a)	(44.3	)(b)	977.4	1,128.2	(106.6	)(b)	1,021.6
Depreciation of revenue earning equipment	463.1		(2.6	)(c)	460.5	535.4	(6.9	)(c)	528.5
Selling, general and administrative	153.1		(9.0	)(d)	144.1	173.9	(16.3	)(d)	157.6
Interest expense	182.0		(50.7	)(e)	131.3	232.8	(43.8	)(e)	189.0
Interest and other income, net	(11.8	)(a)	—		(11.8)	(4.3)	—		(4.3)
Impairment charges	—		—		—	1,168.9	(1,168.9	)(g)	—
Total expenses	1,808.1		(106.6)		1,701.5	3,234.9	(1,342.5)		1,892.4
Income (loss) before income taxes	(67.4)		106.6		39.2	(1,446.2)	1,342.5		(103.7)
Benefit (provision) for taxes on income	39.8		(53.2	)(f)	(13.4)	232.8	(197.5	)(f)	35.3
Net income (loss)	(27.6)		53.4		25.8	(1,213.4)	1,145.0		(68.4)
Less: Net income attributable to noncontrolling interest	(3.3)		—		(3.3)	(4.6)	—		(4.6)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(30.9)		$53.4		$22.5	$(1,218.0)	$1,145.0		$(73.0)

	Year Ended December 31, 2009				Year Ended December 31, 2008
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$7,101.5	$—		$7,101.5	$8,525.1	$—		$8,525.1

Expenses:
Direct operating	4,084.2	(170.6	)(b)	3,913.6	4,930.0	(263.5	)(b)	4,666.5
Depreciation of revenue earning equipment	1,931.4	(14.3	)(c)	1,917.1	2,194.2	(22.6	)(c)	2,171.6
Selling, general and administrative	641.1	(61.6	)(d)	579.5	769.6	(64.8	)(d)	704.8
Interest expense	680.3	(171.9	)(e)	508.4	870.0	(100.2	)(e)	769.8
Interest and other income, net	(64.5)	48.5	(h)	(16.0)	(24.8)	—		(24.8)
Impairment charges	—	—		—	1,168.9	(1,168.9	)(g)	—
Total expenses	7,272.5	(369.9)		6,902.6	9,907.9	(1,620.0)		8,287.9
Income (loss) before income taxes	(171.0)	369.9		198.9	(1,382.8)	1,620.0		237.2
Benefit (provision) for taxes on income	59.7	(127.3	)(f)	(67.6)	196.9	(277.6	)(f)	(80.7)
Net income (loss)	(111.3)	242.6		131.3	(1,185.9)	1,342.4		156.5
Less: Net income attributable to noncontrolling interest	(14.7)	—		(14.7)	(20.8)	—		(20.8)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(126.0)	$242.6		$116.6	$(1,206.7)	$1,342.4		$135.7

(a)

The three months and year ended December 31, 2009 includes a value added tax reclaim received in the United Kingdom, $8.2 million was recorded in Direct operating and $10.3 million was recorded in Interest and other income, net.

(b)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended December 31, 2009 and 2008, also includes restructuring and restructuring related charges of $26.2 million and $87.1 million, respectively. For the years ended December 31, 2009 and 2008, also includes restructuring and restructuring related charges of $99.6 million and $185.9 million, respectively. For the year ended December 31, 2009, also includes gasoline hedge gains of $5.0 million.

(c)	Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.
(d)

Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended December 31, 2009 and 2008, also includes restructuring and restructuring related charges of $8.3 million and $7.2 million, respectively. For the years ended December 31, 2009 and 2008, also includes restructuring and related charges of $53.7 million and $56.6 million, respectively. For the three months and year ended December 31, 2009, also includes interest rate cap losses of $0.6 million and $2.6 million, respectively. For the three months and year ended December 31, 2008, also includes interest rate swaption loss of $5.0 million and gain of $2.2 million, respectively. For all periods presented, also includes other adjustments which are detailed in Table 5.

(e)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months and year ended December 31, 2009, also includes $22.4 million and $74.6 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments. For the three months and year ended December 31, 2008, also includes $4.0 million and $11.8 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three months and year ended December 31, 2008, also includes $22.3 million and $30.0 million, respectively, relating to the write-off of unamortized debt costs associated with a debt modification.

(f)	Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2009 and 2008).
(g)	Represents non-cash impairment charges related to our goodwill, other intangible assets and property and equipment.
(h)	Represents a gain (net of transaction costs) recorded in connection with the buyback of portions of our Senior Notes and Senior Subordinated Notes during the year ended December 31, 2009.

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Car rental	$1,463.7	$1,415.3	$5,979.0	$6,858.2
Equipment rental	274.0	370.7	1,110.9	1,658.1
Other reconciling items	3.0	2.7	11.6	8.8
	$1,740.7	$1,788.7	$7,101.5	$8,525.1

Depreciation of property and equipment:
Car rental	$29.3	$31.4	$115.9	$126.0
Equipment rental	9.3	8.5	37.6	40.8
Other reconciling items	1.3	1.5	6.1	6.0
	$39.9	$41.4	$159.6	$172.8

Amortization of other intangible assets:
Car rental	$7.3	$8.5	$32.5	$33.9
Equipment rental	8.3	8.1	32.8	32.4
Other reconciling items	0.3	—	0.7	—
	$15.9	$16.6	$66.0	$66.3

Income (loss) before income taxes:
Car rental	$25.7	$(594.7)	$190.1	$(385.3)
Equipment rental	2.8	(747.9)	(20.7)	(629.3)
Other reconciling items	(95.9)	(103.6)	(340.4)	(368.2)
	$(67.4)	$(1,446.2)	$(171.0)	$(1,382.8)

Corporate EBITDA (a):
Car rental	$116.9	$(36.3)	$560.1	$402.8
Equipment rental	111.0	157.7	459.2	736.0
Other reconciling items	(6.9)	(4.5)	(39.4)	(38.6)
	$221.0	$116.9	$979.9	$1,100.2

Adjusted pre-tax income (loss) (a):
Car rental	$96.9	$(66.7)	$465.3	$289.1
Equipment rental	25.8	46.0	76.4	272.0
Other reconciling items	(83.5)	(83.0)	(342.8)	(323.9)
	$39.2	$(103.7)	$198.9	$237.2

Adjusted net income (loss) (a):
Car rental	$63.9	$(44.0)	$307.1	$190.8
Equipment rental	17.0	30.4	50.4	179.5
Other reconciling items	(58.4)	(59.4)	(240.9)	(234.6)
	$22.5	$(73.0)	$116.6	$135.7

Adjusted diluted number of shares outstanding (a)	407.7	325.5	407.7	325.5

Adjusted diluted earnings (loss) per share (a)	$0.06	$(0.22)	$0.29	$0.42

(a)                                  Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:                   “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent		Percent
	Months	change	Year	change
	Ended, or as	from	Ended, or as	from
	of Dec. 31,	prior year	of Dec. 31,	prior year
	2009	period	2009	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,128	(1.4)%	24,520	(10.4)%
Domestic	4,492	0.9%	17,791	(10.2)%
International	1,636	(7.1)%	6,729	(10.9)%

Worldwide transaction days (in thousands)	28,309	(1.9)%	117,601	(8.0)%
Domestic	19,482	0.7%	79,644	(7.1)%
International	8,827	(7.1)%	37,957	(10.0)%

Worldwide rental rate revenue per transaction day (a)	$42.05	1.4%	$42.68	(1.4)%
Domestic	$41.79	1.8%	$42.20	(1.6)%
International (b)	$42.62	0.8%	$43.71	(1.1)%

Worldwide average number of company-operated cars during period	412,000	(1.3)%	410,900	(9.7)%
Domestic	279,900	1.4%	274,000	(9.3)%
International	132,100	(6.7)%	136,900	(10.5)%

Worldwide revenue earning equipment, net (in millions)	$7,019.3	8.0%	$7,019.3	8.0%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$238.6	(28.0)%	$989.5	(31.0)%
Same store revenue growth, including initiatives (a) (b)	(29.1)%	N/M	(29.1)%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,830.0	(10.0)%	$2,874.7	(14.7)%
Revenue earning equipment, net (in millions)	$1,832.3	(16.3)%	$1,832.3	(16.3)%

Other Financial Data (in millions)

Cash flows provided by operating activities	$516.3	(16.0)%	$1,775.0	(30.2)%
Levered after-tax cash flow before fleet growth (a)	(45.2)	(57.5)%	263.4	N/M
Levered after-tax cash flow after fleet growth (a)	5.3	(98.8)%	183.4	9.4%
Total net cash flow (a)	29.8	(98.3)%	733.4	23.7%
EBITDA (a)	619.7	14.8%	2,641.0	(13.2)%
Corporate EBITDA (a)	221.0	89.1%	979.9	(10.9)%

Selected Balance Sheet Data (in millions)

	December 31,	December 31,
	2009	2008
Cash and cash equivalents	$985.6	$594.3
Total revenue earning equipment, net	8,851.6	8,691.5
Total assets	16,002.4	16,451.4
Total debt	10,364.4	10,972.3
Net corporate debt (a)	3,633.6	3,817.0
Net fleet debt (a)	5,380.0	5,829.6
Total net debt (a)	9,013.6	9,646.6
Total equity	2,097.4	1,488.3

(a)    Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)    Based on 12/31/08 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,463.7	$274.0	$3.0	$1,740.7	$1,415.3	$370.7	$2.7	$1,788.7
Expenses:
Direct operating and selling, general and administrative	964.2	190.5	20.1	1,174.8	995.1	279.2	27.8	1,302.1
Depreciation of revenue earning equipment	393.6	69.5	—	463.1	444.0	91.4	—	535.4
Interest expense	92.0	11.1	78.9	182.0	129.8	22.3	80.7	232.8
Interest and other income, net	(11.8)	0.1	(0.1)	(11.8)	(1.9)	(0.2)	(2.2)	(4.3)
Impairment charges	—	—	—	—	443.0	725.9	—	1,168.9
Total expenses	1,438.0	271.2	98.9	1,808.1	2,010.0	1,118.6	106.3	3,234.9
Income (loss) before income taxes	25.7	2.8	(95.9)	(67.4)	(594.7)	(747.9)	(103.6)	(1,446.2)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	8.5	8.9	0.8	18.2	9.7	9.5	0.5	19.7
Depreciation of revenue earning equipment	—	2.6	—	2.6	—	6.9	—	6.9
Non-cash debt charges (b)	39.8	2.2	8.7	50.7	33.2	2.3	8.3	43.8
Restructuring charges (c)	8.4	9.3	1.9	19.6	33.7	48.2	7.1	89.0
Restructuring related charges (c)	14.5	—	0.4	14.9	3.4	1.1	0.8	5.3
Impairment charges	—	—	—	—	443.0	725.9	—	1,168.9
Derivative losses (c)	—	—	0.6	0.6	5.0	—	—	5.0
Management transition costs (d)	—	—	—	—	—	—	3.9	3.9
Adjusted pre-tax income (loss)	96.9	25.8	(83.5)	39.2	(66.7)	46.0	(83.0)	(103.7)
Assumed (provision) benefit for income taxes of 34%	(33.0)	(8.8)	28.4	(13.4)	22.7	(15.6)	28.2	35.3
Noncontrolling interest	—	—	(3.3)	(3.3)	—	—	(4.6)	(4.6)
Adjusted net income (loss)	$63.9	$17.0	$(58.4)	$22.5	$(44.0)	$30.4	$(59.4)	$(73.0)

Adjusted diluted number of shares outstanding				407.7				325.5

Adjusted diluted earnings (loss) per share				$0.06				$(0.22)

	Year Ended December 31, 2009				Year Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$5,979.0	$1,110.9	$11.6	$7,101.5	$6,858.2	$1,658.1	$8.8	$8,525.1
Expenses:
Direct operating and selling, general and administrative	3,873.2	761.0	91.1	4,725.3	4,511.9	1,101.6	86.1	5,699.6
Depreciation of revenue earning equipment	1,614.2	317.2	—	1,931.4	1,843.8	350.4	—	2,194.2
Interest expense	316.1	53.3	310.9	680.3	452.4	110.8	306.8	870.0
Interest and other income, net	(14.6)	0.1	(50.0)	(64.5)	(7.6)	(1.3)	(15.9)	(24.8)
Impairment charges	—	—	—	—	443.0	725.9	—	1,168.9
Total expenses	5,788.9	1,131.6	352.0	7,272.5	7,243.5	2,287.4	377.0	9,907.9
Income (loss) before income taxes	190.1	(20.7)	(340.4)	(171.0)	(385.3)	(629.3)	(368.2)	(1,382.8)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	38.2	35.3	2.5	76.0	40.4	36.0	2.0	78.4
Depreciation of revenue earning equipment	—	14.3	—	14.3	(0.2)	22.8	—	22.6
Non-cash debt charges (b)	131.7	9.0	31.2	171.9	71.1	10.3	18.8	100.2
Restructuring charges (c)	58.7	38.2	9.9	106.8	98.4	103.2	14.6	216.2
Restructuring related charges (c)	42.3	0.3	3.9	46.5	19.5	3.1	3.7	26.3
Impairment charges	—	—	—	—	443.0	725.9	—	1,168.9
Derivative (gains) losses (c)	—	—	(2.4)	(2.4)	2.2	—	—	2.2
Management transition costs (d)	—	—	1.0	1.0	—	—	5.2	5.2
Third party bankruptcy reserve (d)	4.3	—	—	4.3	—	—	—	—
Gain on debt buyback (e)	—	—	(48.5)	(48.5)	—	—	—	—
Adjusted pre-tax income (loss)	465.3	76.4	(342.8)	198.9	289.1	272.0	(323.9)	237.2
Assumed (provision) benefit for income taxes of 34%	(158.2)	(26.0)	116.6	(67.6)	(98.3)	(92.5)	110.1	(80.7)
Noncontrolling interest	—	—	(14.7)	(14.7)	—	—	(20.8)	(20.8)
Adjusted net income (loss)	$307.1	$50.4	$(240.9)	$116.6	$190.8	$179.5	$(234.6)	$135.7

Adjusted diluted number of shares outstanding				407.7				325.5

Adjusted diluted earnings per share				$0.29				$0.42

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months and year ended December 31, 2009, also includes $22.4 million and $74.6 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments. For the three months and year ended December 31, 2008, also includes $4.0 million and $11.8 million, respectively, associated with the ineffectiveness of our interest rate swaps. For the three months and year ended December 31, 2008, also includes $22.3 million and $30.0 million, respectively, relating to the write-off of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.
(e)	Amounts are included within interest and other income, net in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$25.7	$2.8	$(95.9)	$(67.4)	$(594.7)	$(747.9)	$(103.6)	$(1,446.2)
Depreciation, amortization and other purchase accounting	431.1	87.2	1.9	520.2	483.9	108.0	1.5	593.4
Interest, net of interest income	80.2	11.2	78.8	170.2	127.9	22.1	78.5	228.5
Impairment charges	—	—	—	—	443.0	725.9	—	1,168.9
Noncontrolling interest	—	—	(3.3)	(3.3)	—	—	(4.6)	(4.6)
EBITDA	537.0	101.2	(18.5)	619.7	460.1	108.1	(28.2)	540.0
Adjustments:
Car rental fleet interest	(90.0)	—	—	(90.0)	(128.5)	—	—	(128.5)
Car rental fleet depreciation	(393.6)	—	—	(393.6)	(444.0)	—	—	(444.0)
Non-cash expenses and charges (a)	40.6	0.5	9.3	50.4	34.0	0.3	11.9	46.2
Extraordinary, unusual or non-recurring gains and losses (b)	22.9	9.3	2.3	34.5	42.1	49.3	11.8	103.2
Corporate EBITDA	$116.9	$111.0	$(6.9)	221.0	$(36.3)	$157.7	$(4.5)	116.9
Equipment rental maintenance capital expenditures, net				(65.7)				(80.3)
Non-fleet capital expenditures, net				(46.8)				1.6
Changes in working capital				30.4				315.3
Changes in other assets and liabilities				(106.6)				(282.6)
Unlevered pre-tax cash flow (c)				32.3				70.9
Corporate net cash interest				(66.9)				(88.8)
Corporate cash taxes				(10.6)				(10.8)
Levered after-tax cash flow before fleet growth (c)				(45.2)				(28.7)
Equipment rental fleet growth capital expenditures				58.2				215.1
Car rental net fleet equity requirement				(7.7)				244.1
Levered after-tax cash flow after fleet growth (c)				$5.3				$430.5

	Year Ended December 31, 2009				Year Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$190.1	$(20.7)	$(340.4)	$(171.0)	$(385.3)	$(629.3)	$(368.2)	$(1,382.8)
Depreciation, amortization and other purchase accounting	1,766.3	388.0	8.1	2,162.4	2,003.7	423.6	6.0	2,433.3
Interest, net of interest income	301.5	53.4	309.4	664.3	444.8	109.5	290.9	845.2
Impairment charges	—	—	—	—	443.0	725.9	—	1,168.9
Noncontrolling interest	—	—	(14.7)	(14.7)	—	—	(20.8)	(20.8)
EBITDA	2,257.9	420.7	(37.6)	2,641.0	2,506.2	629.7	(92.1)	3,043.8
Adjustments:
Car rental fleet interest	(319.0)	—	—	(319.0)	(450.7)	—	—	(450.7)
Car rental fleet depreciation	(1,614.2)	—	—	(1,614.2)	(1,843.8)	—	—	(1,843.8)
Non-cash expenses and charges (a)	130.1	—	36.9	167.0	83.0	—	30.0	113.0
Extraordinary, unusual or non-recurring gains and losses (b)	105.3	38.5	(38.7)	105.1	108.1	106.3	23.5	237.9
Corporate EBITDA	$560.1	$459.2	$(39.4)	979.9	$402.8	$736.0	$(38.6)	1,100.2
Equipment rental maintenance capital expenditures, net				(294.4)				(312.3)
Non-fleet capital expenditures, net				(91.9)				(104.8)
Changes in working capital				(241.0)				(6.8)
Changes in other assets and liabilities				238.8				(558.4)
Unlevered pre-tax cash flow (c)				591.4				117.9
Corporate net cash interest				(296.7)				(358.4)
Corporate cash taxes				(31.3)				(33.4)
Levered after-tax cash flow before fleet growth (c)				263.4				(273.9)
Equipment rental fleet growth capital expenditures				343.4				492.7
Car rental net fleet equity requirement				(423.4)				(51.1)
Levered after-tax cash flow after fleet growth (c)				$183.4				$167.7

Table 6 (pg. 2)

(a) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

NON-CASH EXPENSES AND CHARGES
Non-cash amortization of debt costs included in car rental fleet interest	$39.3	$—	$—	$39.3	$33.5	$—	$—	$33.5
Non-cash stock-based employee compensation charges	—	—	8.7	8.7	—	—	7.7	7.7
Non-cash charges for workers’ compensation	1.3	0.5	—	1.8	0.5	0.3	0.1	0.9
Non-cash charges for pension	—	—	—	—	—	—	4.1	4.1
Derivative losses	—	—	0.6	0.6	—	—	—	—
Total non-cash expenses and charges	$40.6	$0.5	$9.3	$50.4	$34.0	$0.3	$11.9	$46.2

	Year Ended December 31, 2009				Year Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

NON-CASH EXPENSES AND CHARGES
Non-cash amortization of debt costs included in car rental fleet interest	$130.1	$—	$—	$130.1	$71.0	$—	$—	$71.0
Non-cash stock-based employee compensation charges	—	—	34.3	34.3	—	—	28.0	28.0
Non-cash charges for pension	—	—	—	—	—	—	2.0	2.0
Derivative losses	—	—	2.6	2.6	12.0	—	—	12.0
Total non-cash expenses and charges	$130.1	$—	$36.9	$167.0	$83.0	$—	$30.0	$113.0

(b) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS
Restructuring charges	$8.4	$9.3	$1.9	$19.6	$33.7	$48.2	$7.1	$89.0
Restructuring related charges	14.5	—	0.4	14.9	3.4	1.1	0.8	5.3
Management transition costs	—	—	—	—	—	—	3.9	3.9
Derivative losses	—	—	—	—	5.0	—	—	5.0
Total extraordinary, unusual or non-recurring items	$22.9	$9.3	$2.3	$34.5	$42.1	$49.3	$11.8	$103.2

	Year Ended December 31, 2009				Year Ended December 31, 2008
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS
Restructuring charges	$58.7	$38.2	$9.9	$106.8	$98.4	$103.2	$14.6	$216.2
Restructuring related charges	42.3	0.3	3.9	46.5	19.5	3.1	3.7	26.3
Third-party bankruptcy reserve	4.3	—	—	4.3	—	—	—	—
Gain on debt buyback	—	—	(48.5)	(48.5)	—	—	—	—
Derivative gains	—	—	(5.0)	(5.0)	(9.8)	—	—	(9.8)
Management transition costs	—	—	1.0	1.0	—	—	5.2	5.2
Total extraordinary, unusual or non-recurring items	$105.3	$38.5	$(38.7)	$105.1	$108.1	$106.3	$23.5	$237.9

(c) Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

Net cash provided by operating activities	$516.3	$614.3	$1,775.0	$2,544.2
Amortization of debt costs	(28.3)	(39.7)	(97.3)	(88.1)
Gain on extinguishment of debt	—	—	48.5	—
Provision for losses on doubtful accounts	(5.5)	(9.4)	(28.0)	(31.1)
Derivative gains (losses)	1.6	—	(0.4)	(12.0)
Gain (loss) on sale of property and equipment	(0.1)	0.2	1.1	9.6
Amortization and ineffectiveness of cash flow hedges	(22.4)	(4.0)	(74.6)	(11.8)
Stock-based compensation charges	(8.9)	(7.7)	(35.5)	(28.0)
Asset writedowns	(9.6)	(59.1)	(36.1)	(93.2)
Noncontrolling interest	(3.3)	(4.6)	(14.7)	(20.8)
Deferred income taxes	(11.3)	239.8	(111.2)	234.8
Benefit for taxes on income	(39.8)	(232.8)	(59.7)	(196.9)
Interest expense, net of interest income	170.2	228.5	664.3	845.2
Changes in assets and liabilities	60.8	(185.5)	609.6	(108.1)
EBITDA	$619.7	$540.0	$2,641.0	$3,043.8

	December 31,	September 30,	December 31,	September 30,	December 31,
	2009	2009	2008	2008	2007
NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

Corporate Debt
Debt, less:	$10,364.4	$10,348.4	$10,972.3	$12,844.2	$11,960.1
U.S Fleet Debt and Pre-Acquisition Notes	4,058.3	3,546.2	4,254.5	4,745.8	4,603.5
International Fleet Debt and other facilities	1,413.9	1,843.0	1,871.4	2,470.7	2,228.0
Fleet Financing Facility	147.2	144.6	149.3	154.2	170.4
Canadian Fleet Financing Facility	55.6	126.8	111.6	268.7	155.4
Fleet Debt	$5,675.0	$5,660.6	$6,386.8	$7,639.4	$7,157.3
Corporate Debt	$4,689.4	$4,687.8	$4,585.5	$5,204.8	$4,802.8

Corporate Restricted Cash
Restricted Cash, less:	$365.2	$404.7	$731.4	$514.0	$661.0
Restricted Cash Associated with Fleet Debt	(295.0)	(282.5)	(557.2)	(288.2)	(573.1)
Corporate Restricted Cash	$70.2	$122.2	$174.2	$225.8	$87.9

Net Corporate Debt
Corporate Debt, less:	$4,689.4	$4,687.8	$4,585.5	$5,204.8	$4,802.8
Cash and Equivalents	(985.6)	(926.7)	(594.3)	(731.5)	(730.2)
Corporate Restricted Cash	(70.2)	(122.2)	(174.2)	(225.8)	(87.9)
Net Corporate Debt	$3,633.6	$3,638.9	$3,817.0	$4,247.5	$3,984.7

Net Fleet Debt
Fleet Debt, less:	$5,675.0	$5,660.6	$6,386.8	$7,639.4	$7,157.3
Restricted Cash Associated with Fleet Debt	(295.0)	(282.5)	(557.2)	(288.2)	(573.1)
Net Fleet Debt	$5,380.0	$5,378.1	$5,829.6	$7,351.2	$6,584.2

Total Net Debt	$9,013.6	$9,017.0	$9,646.6	$11,598.7	$10,568.9

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

Car rental revenue per statement of operations (b)	$1,436.2	$1,390.4	$5,872.9	$6,730.4
Non-rental rate revenue (c)	(207.2)	(202.6)	(802.0)	(988.0)
Foreign currency adjustment	(38.6)	8.2	(51.2)	(203.6)
Rental rate revenue	$1,190.4	$1,196.0	$5,019.7	$5,538.8
Transactions days (in thousands)	28,309	28,849	117,601	127,890
Rental rate revenue per transaction day (in whole dollars)	$42.05	$41.46	$42.68	$43.31

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

Equipment rental revenue per statement of operations	$273.8	$370.4	$1,110.2	$1,657.3
Equipment sales and other revenue	(27.0)	(39.6)	(109.1)	(177.1)
Foreign currency adjustment	(8.2)	0.7	(11.6)	(45.5)
Rental and rental related revenue	$238.6	$331.5	$989.5	$1,434.7

(a)	Based on 12/31/08 foreign exchange rates.
(b)

Includes U.S. off-airport revenues of $231.2 million and $217.7 million for the three months ended December 31, 2009 and 2008, respectively, and $954.0 million and $975.9 million for the year ended December 31, 2009 and 2008, respectively.

(c)

Consists of domestic revenues of $140.2 million and $142.3 million and international revenues of $67.0 million and $60.3 million for the three months ended December 31, 2009 and 2008, respectively, and domestic revenues of $551.2 million and $671.1 million and international revenues of $250.8 million and $316.9 million for the year ended December 31, 2009 and 2008, respectively.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	Three	Three
	Months Ended	Months Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net cash provided by operating activities	$516.3	$614.3	$1,775.0	$2,544.2
Net cash provided by (used in) investing activities	(446.0)	983.7	(1,289.8)	(1,908.3)
Net change in restricted cash	(38.1)	217.9	(368.7)	71.8
Payment of financing costs	(4.1)	(27.4)	(45.0)	(61.2)
Payment of debt offering costs	—	—	(15.3)	—
Gain on extinguishment of debt	—	—	48.5	—
Proceeds from exercise of stock options	0.5	—	5.3	6.8
Proceeds from employee stock purchase plan	0.6	—	2.4	—
Distributions to noncontrolling interest	(3.2)	(11.2)	(15.1)	(24.2)
Proceeds from sale of stock and conversion feature on debt	—	—	646.9	—
Purchase of stock	(2.2)	—	(2.2)	—
Cash overdraft reclass	6.0	(10.3)	(8.6)	(36.0)

Total net cash flow	$29.8	$1,767.0	$733.4	$593.1

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ February 23, 2010 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires the maintenance of a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of December 31, 2009, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes and noncontrolling interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2009 and 2008) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2009, 407.7 million which represents the actual diluted weighted average number of shares outstanding for the year ended December 31, 2008 plus 85 million shares offered in the 2009 common stock offerings and for 2008, the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007 of 325.5 million. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represents the best measurements of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth

Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and noncontrolling interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the acquisition of all of Hertz’s common stock on December 21, 2005; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; our 5.25% Convertible Senior Notes and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  Fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, Capital Leases relating to revenue earning equipment that are outside the International Fleet Debt Facilities, the International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.

19. Total Net Cash Flow

Total net cash flow is calculated as the change in the debt balances less the change in cash and equivalents and restricted cash, adjusted for the effects of foreign currency.  Total net cash flow is important to management, investors and rating agencies as it represents funds available to grow our fleet or reduce our debt.